Exhibit 99.1

Sunoco LP Announces Participation in J.P. Morgan’s Energy, Power, and Renewables Conference

DALLAS, June 17, 2024 – Sunoco LP (NYSE: SUN) (“SUN” or the “Partnership”) today announced its participation in J.P. Morgan’s 2024 Energy, Power, and Renewables Conference. The Partnership will participate in meetings with members of the investment community on June 18, 2024.

A slide presentation that management will reference during these meetings is available on SUN’s website at www.sunocolp.com in the Investor Relations section under Webcasts & Presentations.

About Sunoco LP

Sunoco LP (NYSE: SUN) is a leading energy infrastructure and fuel distribution master limited partnership operating in over 40 U.S. states, Puerto Rico, Europe, and Mexico. The Partnership’s midstream operations include an extensive network of approximately 10,000 miles of pipeline and over 100 terminals. This critical energy infrastructure complements the Partnership’s fuel distribution operations, which serve approximately 7,400 Sunoco and partner branded locations and additional independent dealers and commercial customers. SUN’s general partner is owned by Energy Transfer LP (NYSE: ET).

Contacts

Scott Grischow

Treasurer, Senior Vice President – Finance

(214) 840-5660, scott.grischow@sunoco.com

Erik Gulbrandsen

Director – Investor Relations & Capital Markets

(214) 840-5684, erik.gulbrandsen@sunoco.com

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